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                                            EXHIBIT 23




                 CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report on Form 10-K of American Express Company of our report dated February 2, 1995 (hereinafter referred to as our Report), included in the 1994 Annual Report to Shareholders of American Express Company.

     Our audits included the financial statement schedules of American Express Company listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 2-46918, No. 2-59230, No. 2-64285, No. 2-73954, No. 2-89680, No. 33-01771, No. 33-02980, No.
33-17133, No. 33-28721, No. 33-32876, No. 33-33552, No. 33-36422,
No. 33-38777, No. 33-43671, No. 33-48629, No. 33-62124, No. 33-
65008 and No. 33-53801; Form S-3 No. 2-89469, No. 33-06038, No.
33-07435, No. 33-17706, No. 33-43268, No. 33-66654 and No. 33-
50997) and in the related Prospecti of our Report with respect to the consolidated financial statements and schedules of American Express Company included and incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1994.


                         ERNST & YOUNG


                         /s/ Ernst & Young LLP
                         New York, New York
                         March 30, 1995









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